Exhibit 99.1

ARMLOGI HOLDING CORP. Announces Pricing of $8 Million Initial Public Offering

WALNUT, CA, May 13, 2024 (GlobeNewswire) -- Armlogi Holding Corp. (“Armlogi” or the “Company”) (Nasdaq: BTOC), a U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions related to warehouse management and order fulfillment, today announced the pricing of its initial public offering (the “Offering”) of 1,600,000 shares of common stock at a public offering price of $5.00 per share to the public for a total of $8,000,000 of gross proceeds to the Company, before deducting underwriting discounts and offering expenses.

The Company has granted a 45-day option to the underwriters to purchase up to 240,000 additional shares of common stock solely to cover over-allotments, if any.

The shares are scheduled to begin trading on the Nasdaq Global Market on May 14, 2024, under the ticker symbol “BTOC.” The offering is expected to close on or about May 15, 2024, subject to customary closing conditions.

EF Hutton LLC is acting as the sole book-running manager for the Offering.

Hunter Taubman Fischer & Li LLC is acting as U.S. counsel to Armlogi, and VCL Law LLP is acting as U.S. counsel to EF Hutton LLC in connection with the Offering.

A registration statement on Form S-1, as amended (File No. 333-274667), was filed with the United States Securities and Exchange Commission (the “SEC”) and was declared effective on May 13, 2024. A copy of the final prospectus related to the Offering, when available, will be filed with the SEC and may be obtained from EF Hutton LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhutton.com or telephone at (212) 404-7002. In addition, a copy of the final prospectus, when available, relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Armlogi Holding Corp.

Armlogi Holding Corp., based in Walnut, CA, is a fast-growing U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions relating to warehouse management and order fulfillment. The Company caters to cross-border e-commerce merchants looking to establish overseas warehouses in the U.S. market. With ten warehouses covering approximately 1,800,000 square feet, the Company offers comprehensive one-stop warehousing and logistics services. The Company’s warehouses are equipped with facilities and technology for handling and storing large and bulky items. For more information, please visit www.armlogi.com.

Safe Harbor Statement

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us.

Investor Relations Contact:

Matthew Abenante, IRC

President

Strategic Investor Relations, LLC

Tel: 347-947-2093

Email: matthew@strategic-ir.com